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                              EXHIBIT 4.3


    NUMBER                                                           SHARES
**FC      **                                                        **     **

INCORPORATED UNDER THE LAWS                                      COMMON STOCK
OF THE STATE OF MICHIGAN

                        FOREMOST CORPORATION OF AMERICA
           THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

                                                              CUSIP 345469 10 0

    THIS CERTIFIES THAT                                        IS THE OWNER OF











FULL PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $1 PER SHARE, OF

Foremost Corporation of America, transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by and registered by the Transfer Agent and Registrar.

                        [CERTIFICATE OF STOCK WATERMARK]

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/Paul D. Yared                          /s/Richard L. Antonini
SENIOR VICE PRESIDENT, SECRETARY AND      CHAIRMAN OF THE BOARD, PRESIDENT AND
                     GENERAL COUNSEL                   CHIEF EXECUTIVE OFFICER






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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM _____ as tenants in common          UNIF GIFT MIN ACT-____Custodian____
TEN ENT _____ as tenants by the entireties                   (Cust)     (Minor)
JT TEN  _____ as joint tenants with the right   under Uniform Gifts to Minors
              of survivorship and not as        Act __________________________
              tenants in common                               (State)

     Additional abbreviations may also be used though not in the above list.

     For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                                  ]

_____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

__________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ___________________________

                              _________________________________________________
                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE IN
                                      EVERY PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.


The Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and


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limitations of the shares of each class of capital stock of the Corporation authorized to be issued, as well as the designation, relative rights, preferences, and limitations of each series so far as the same may have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences, and limitations of other series.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Foremost Corporation of America (the "Company") and First Chicago Trust Company of New York (the "Rights Agent"), dated as of December 14, 1989, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The
Company will mail to the holder of the certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.